Press Release	Source: Kuhlman Company, Inc.
Kuhlman Company Announces Election of Luis Padilla to Its Board of Directors
Tuesday November 22, 8:00 am ET
MINNEAPOLIS—(BUSINESS WIRE)—Nov. 22, 2005—Kuhlman Company, Inc. (OTCBB: KHLM — News) today announced the election of Luis Padilla to serve on the Company’s Board of Directors.
Mr. Padilla has more than thirty years experience in the apparel industry. He was most recently the president of merchandising at Sears, a position he held since August of 2004. In this role, he led and integrated all merchandising and marketing across the company’s broad product and brand portfolio. Prior to joining Sears, Mr. Padilla was with Target Corporation from 1982 to 2004, where he served in key leadership roles with the company. He served as Executive Vice President, Merchandising for Target’s Marshall Field’s division from 2001 to 2004 and as Senior Vice President, Softlines Merchandising for Target Stores from 1994 to 2001.
Scott Kuhlman, Chief Executive Officer, commented, “We are extremely pleased to have Luis join our Board of Directors. He brings a wealth of industry knowledge, operational insight and experience to our business. We look forward to his leadership and strategic direction as we continue to take advantage of what we believe is clearly a national market opportunity. Luis is unquestionably one of the best merchants in the industry and we are tremendously excited for him to join our organization.”
About Kuhlman Company, Inc.
Kuhlman is a specialty retailer and wholesale provider of both men’s and women’s apparel, offered under the Kuhlman brand through company-owned retail stores and under private labels through other large retailers. Kuhlman opened its first retail store in July 2003 and now operates forty four (44) retail stores in 17 states and in Washington D.C. Kuhlman’s growth strategy includes offering men’s and women’s product at all opening stores. Kuhlman has approximately 175 employees and its corporate office is located in Minneapolis, MN. Additional information regarding Kuhlman and its apparel, and store locations can be found at http://www.kuhlmancompany.com.
Forward-Looking Statements
Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for our business. Although our management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties and our actual future results may be materially different from the plans, objectives and expectations expressed in these forward-looking statements. Specific factors that might cause actual results to differ from our current expectations include, but are not limited to:
     · our ability to anticipate and identify style trends
     · our ability to identify and secure favorable retail locations
     · our ability to establish successful vendor relationships and obtain quality products on a timely basis
     · our ability to hire and develop successful retail salespeople and managers
     · our ability to identify and develop additional wholesale relationships
     · our ability to compete successfully against other retailers and market our styles in a profitable manner, and
     · other factors expressed in our periodic filings with the United States Securities and Exchange Commission, specifically including those risk factors contained in the Company’s current report on Form 8-K filed on June 16, 2005.
For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in our forward-looking statements included in release will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the Company’s objectives and plans will be achieved in any specified time frame, if at all. The Company does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.
Contact:
Investor Relations:
Integrated Corporate Relations, Inc.
James Palczynski/Chad Jacobs, 203-682-8200
OR
Kuhlman Company, Inc.
Jon Gangelhoff, 612-338-5752

Source: Kuhlman Company, Inc.